 As filed with the Securities and Exchange Commission on January 9, 2001

                                                 Registration No._______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CANADIAN NATIONAL RAILWAY COMPANY
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Canada                                            E. I. 980018609
---------------------------------------------                -------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION                 (I.R.S. EMPLOYER
OR ORGANIZATION)                                             IDENTIFICATION NO.)

        935 de La Gauchetiere St. West, Montreal, Quebec, Canada H3B 2M9
       -------------------------------------------------------------------
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

  Canadian National Railway Company Management Savings Plan for U.S. Operations
--------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                                    Sean Finn
                        Canadian National Railway Company
                         935 de La Gauchetiere St. West
                        Montreal, Quebec, Canada H3B 2M9
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (501) 881-6409
          -------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 with a copy to:
                             Barry L. Klein, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                        Philadelphia, Pennsylvania 19103
                                 (215) 665-8500

                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------
                                    Proposed        Proposed
Title of                            Maximum         Maximum
Securities       Amount             Offering        Aggregate          Amount of
to be            to be              Price Per       Offering           Registration
Registered       Registered(1)      Share           Price              Fee
-----------------------------------------------------------------------------------
Common Stock     650,000 shares     $31.46875(2)    $20,454,687.50(2)  $5113.68
-----------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement is deemed to cover an indeterminate amount of additional shares of Canadian National Railway Company Common Stock issuable in the event the number of outstanding shares of Registrant is increased by split-up, reclassification, stock dividend and the like. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Management Savings Plan for U.S. Operations described herein.
(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(c), the price shown is based upon the average of the high and low price of Canadian National Railway Company Common Stock on January 5, 2001, as reported on the New York Stock Exchange.

        PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part 1 of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by Canadian National Railway Company ("Registrant") are incorporated herein by reference: (1) Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 1999; (2) Registrant's Current Reports on Form 6-K filed on January 27, 2000, March 1, 2000, March 21, 2000, March 22, 2000 (two reports filed), March 27, 2000, July 18, 2000, July 26, 2000, August 11, 2000, October 25,
2000 (two reports filed), November 8, 2000 and November 13, 2000; and (3) the description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on October 27, 1995 (as amended by Form 8-A/A filed with the Commission on December 22,
1995).

     Each document filed by Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 124 of the Canada Business Corporations Act ("CBCA") provides that a corporation may indemnify its directors and officers. Section VII of Registrant's By-Law No. 1 provides for the indemnification of directors and officers of Registrant. Under these provisions, Registrant shall indemnify a director or officer of Registrant, a former director or officer of Registrant or a person who acts or acted at Registrant's request as a director or officer of a body corporate, partnership, joint venture, mutual company or association, trust or other enterprise of which Registrant is or was a shareholder, policyholder or creditor, or in which Registrant has an investment of any nature whatsoever, and his or her heirs and legal representatives, against all costs, charges and expenses (including without limitation solicitors' and attorneys' fees), including amounts paid to settle any threatened, pending or completed action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action, investigation or proceeding (other than in respect of an action by or on behalf of Registrant to procure a judgment in its favor) to which such person is made a party by reason of his or her position with Registrant or such body corporate, partnership, joint venture, mutual company or association, trust or other enterprise, if he or she fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of Registrant; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of Registrant to procure a judgment in its favor, Registrant, with the approval of a court (which Registrant has undertaken to exercise all reasonable efforts to obtain, or assist in obtaining), shall indemnify a director or officer of Registrant (or a former director or officer) against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence.

     Registrant maintains directors' and officers' liability insurance with an aggregate policy limit of Cdn. $175 million subject to a deductible of Cdn. $1 million per loss for indemnifiable claims for wrongful acts by insured persons.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

NUMBER    EXHIBIT
------    -------
4.1       Amended and Restated Certificate of Incorporation of Registrant
          (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form F-1 (No. 33-96250) filed on October
          5, 1995 ("Form F-1/A"))

4.2       Canada Business Corporations Act Form 4 Articles of Amendment of
          Canadian National Railway Company (incorporated herein by reference to
          Exhibit 1.2 to the Registration Statement on Form 8-A (No. 1-2413)
          filed on June 14, 1999)

4.3 Amended and Restated By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2 to the Form F-1/A)

5         Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1      Consent of KPMG LLP

23.2      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
          5)

24.1      Power of attorney (included on the signature page of this Registration
          Statement)

ITEM 9. UNDERTAKINGS.

     A. Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

     B. Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

     D. Registrant hereby undertakes that, for purposes of qualifying the Plan under Section 401 of the Internal Revenue Code, Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada on January 9, 2001.


                                   Canadian National Railway Company


                                   By: /s/ Sean Finn
                                       -----------------------------
                                           Sean Finn
                                           Secretary




                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Paul M. Tellier and Sean Finn, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Canadian National Railway Company to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                    TITLE                                  DATE
         ---------                                    -----                                  ----

/s/ Paul M. Tellier                         President, and Chief Executive              January 9, 2001
-------------------------------------       Officer and Director
Paul M. Tellier                             (Principal Executive Officer)



/s/ Claude Mongeau                          Senior Vice-President and Chief             January 9, 2001
-------------------------------------       Financial Officer (Principle
Claude Mongeau                              Financial Officer and Principle
                                            Accounting Officer)



/s/ David G.A. McLean                       Chairman of the Board of Directors          December 21, 2000
-------------------------------------
David G.A. McLean


/s/ Michael R. Armellino                    Director                                    December 26, 2000
-------------------------------------
Michael R. Armellino


/s/ Purdy Crawford                          Director                                    December 21, 2000
-------------------------------------
Purdy Crawford


/s/ J.V. Raymond Cyr                        Director                                    December 21, 2000
-------------------------------------
J.V. Raymond Cyr


/s/ James K. Gray                           Director                                    December 28, 2000
-------------------------------------
James K. Gray


/s/ E. Hunter Harrison                      Director                                    December 21, 2000
-------------------------------------
E. Hunter Harrison


/s/ Maureen Kempston Darkes                 Director                                    January 9, 2001
------------------------------------
Maureen Kempston Darkes


/s/ Richard H. Kroft                        Director                                    December 30, 2000
-------------------------------------
Richard H. Kroft


/s/ Gilbert H. Lamphere                     Director                                    December 21, 2000
-------------------------------------
Gilbert H. Lamphere


/s/ Denis Losier                            Director                                    December 21, 2000
-------------------------------------
Denis Losier




                                       6

/s/ Edward C. Lumley                        Director                                    December 21, 2000
-------------------------------------
Edward C. Lumley


/s/ Alexander P. Lynch                      Director                                    December 21, 2000
-------------------------------------
Alexander P. Lynch


/s/ Robert Pace                             Director                                    December 21, 2000
-------------------------------------
Robert Pace


/s/ Cederic E. Ritchie                      Director                                    January 9, 2001
-------------------------------------
Cederic E. Ritchie


/s/ Myles L. Tobin                          Authorized U.S. Representative              January 9, 2001
-------------------------------------
Myles L. Tobin


     Pursuant to the requirements of the Securities Act of 1933, the Investment Committee of Canadian National Railway Company, as Plan Administrator for the Canadian National Railway Company Management Savings Plan for U.S. Operations, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada on January 9, 2001.


                                            Investment Committee of
                                            Canadian National Railway Company


                                            By: /s/ Jean Lafleur
                                                -----------------------------
                                                    Name:  Jean Lafleur
                                                    Title: Director, Pensions

                                  EXHIBIT INDEX


NUMBER    EXHIBIT
------    -------

4.1       Amended and Restated Certificate of Incorporation of Registrant
          (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form F-1 (No. 33-96250) filed on October
          5, 1995 ("Form F-1/A"))

4.2       Canada Business Corporations Act Form 4 Articles of Amendment of
          Canadian National Railway Company (incorporated herein by reference to
          Exhibit 1.2 to the Registration Statement on Form 8-A (No. 1-2413)
          filed on June 14, 1999)

4.3 Amended and Restated By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2 to the Form F-1/A)

5         Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1      Consent of KPMG LLP

23.2      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
          5)